CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is made and entered into effective as of the 1st day of May 2017 by and between Double Eagle Consulting Ltd. (“Consultant”) and The Hillman Group Canada ULC (“Company”).

1.    Consultant agrees to perform such consulting services as the Company and the Consultant may from time to time agree to, subject to the Consultant’s availability, during the term (“Term”) of this Agreement, which shall commence on the date hereof and shall continue for two (2) years unless earlier terminated in accordance with the provisions hereof. Any Company requests for consulting services shall be in writing and first approved by Company’s Chief Executive Officer or Chief Financial Officer and may include requests on behalf of the affiliates of the Company.

2.    In consideration of the services to be rendered by Consultant pursuant to this Agreement, Company shall pay or cause to be paid to Consultant compensation of C$2,500 (plus HST) per day of services rendered (“Consulting Fees”). The Consulting Fees shall be payable on a monthly basis during the Term, within thirty (30) days of receipt of the Consultant’s invoice. Any and all amounts payable to Consultant hereunder are conditioned upon Consultant’s continued and full performance of the agreements and covenants set forth herein. In the event that Consultant defaults in the performance of any agreement or covenant set forth herein, Company shall have the right to terminate this Agreement immediately and no further amounts shall be due to Consultant. Section 6 shall survive termination of this Agreement.

3.    Consultant or any of its employees, including Richard C. Paulin (“Consultant’s Principal”), shall not be entitled under this Agreement to participate in or receive any benefits under any benefit plan or program of Company (including, without limitation, medical, dental, disability, group life, retirement savings plan or program, paid vacation, or holidays).

4.    Company agrees to reimburse Consultant for all ordinary and reasonable business-related expenses that are incurred during the performance of the consulting services upon submission of receipts for same and subject to the approval of Company in the normal course, within thirty (30) days of the receipt of invoice for such expense.

5.    Consultant shall make reasonable commercial efforts to be first available to the Company in the event of a conflict of availability to provide services hereunder.

6.    Company and Consultant agree that it is their intent and purpose that Consultant is an independent contractor and not an employee of Company and further agree that Consultant shall be so considered for all purposes. Consultant shall retain sole financial responsibility for all workers’ compensation, unemployment compensation, withholding and employment taxes and any other taxes due to federal, provincial, or local governments or agencies on account of Consultant in connection with the consulting services provided pursuant to this Agreement or otherwise. Consultant is not and shall not be deemed to be an agent or legal representative of Company for any purpose whatsoever. Unless otherwise authorized by Company in writing, Consultant is not authorized to transact business, accept orders, incur obligations, either express or implied, bill for goods or other services, or otherwise act in the name of, or on behalf of Company, or to make any promise, warranty, or representation on behalf of Company.

7.    Consultant and Consultant’s Principal shall not be held liable for any investment or business decisions made by Company. Consultant shall indemnify and hold Company harmless from and against any and all damage, loss, cost, or expense of any nature whatsoever, including but not limited to attorneys fees, incurred by Company by reason of any unauthorized act of Consultant or its agents or employees.

8.    This Agreement may be terminated by either party, at any time, upon provision of thirty (30) days written notice to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONSULTANT:                    COMPANY:

Double Eagle Consulting Ltd.                The Hillman Group Canada ULC

By:    /s/ Richard C. Paulin                By:    /s/ Gregory J. Gluchowski, Jr.
Richard C. Paulin                     Gregory J. Gluchowski, Jr.
Chief Executive Officer

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